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EXHIBIT 3.48

STATE of DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE of FORMATION

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First: The name of the limited liability company is Unidyne LLC.

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Second: The address of its registered office in the State of Delaware is 2711 Centerville Road Suite 400 in the City of Wilmington, DE 19808. The name of its Registered agent at such address is Corporation Service Company.

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Third: (Use this paragraph only if the company is to have a specific effective date of dissolution.) "The latest date on which the limited liability company is to dissolve is July 1, 2101."

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Fourth: (Insert any other matters the member determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation of Unidyne LLC this 26th day of July, 2002.

	BY:	/s/ CHERYL L. BARR Authorized Person(s)
	NAME:	Cheryl L. Barr
	TITLE:	Secretary / Authorized Person.
STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 08/01/2002 020491811 - 2985282

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STATE of DELAWARE LIMITED LIABILITY COMPANY CERTIFICATE of FORMATION